UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

Global Net Lease, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Fifth Avenue, 30th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 265-2020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR B	New York Stock Exchange
7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR D	New York Stock Exchange
7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	GNL PR E	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Definitive Material Agreement.

Change in Aggregate Share Ownership Limit/Waiver Agreements

As previously disclosed, Global Net Lease, Inc. (the “Company”) granted a waiver from the Aggregate Share Ownership Limit contained in the Company’s charter to Bellevue Capital Partners, LLC (“Bellevue”) permitting Bellevue to own up to 15.3% of the outstanding shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) (the “Bellevue Waiver”). Waivers were also entered into with the controlling holders of Bellevue, Nicholas S. Schorsch and his spouse Shelley D. Schorsch, which were subsequently amended, permitting them to Beneficially Own or Constructively Own (each as defined in the Company’s charter) up to 13.8% of the outstanding shares of the Company’s Common Stock (the “NSS Waiver”, the “SDS Waiver” and taken together, the “Schorsch Waivers”).

On February 20, 2025, the Company’s board of directors (the “Board”) authorized a $300 million share repurchase program, which may have the effect of Bellevue, Mr. Schorsch and Mrs. Schorsch Beneficially Owning or Constructively Owning shares of Common Stock in excess of the respective limits set forth in the Belleveue Waiver, NSS Waiver and SDS Waiver, and as a result, the Board considered and determined to amend (i) the agreement governing the Bellevue Waiver to increase the percentage of outstanding shares of Common Stock that Bellevue may Beneficially Own or Constructively Own up to 16.9% and (ii) the agreements governing the Schorsch Waivers to increase the percentage of outstanding shares of the Company’s Common Stock that Nicholas and Shelley Schorsch may Beneficially Own or Constructively Own up to 15.3%. The Company entered into amendments and restatements of the agreements governing the Bellevue Waiver (the “A&R Bellevue Waiver Agreement”), the NSS Waiver (the “Second A&R NSS Waiver Agreement”) and the SDS Waiver (the “Second A&R SDS Waiver Agreement”) on March 13, 2025. The terms of the agreements governing the Bellevue Waiver and the Schorsch Waivers otherwise remain unchanged.

In connection with the revised waivers set forth in the A&R Bellevue Waiver Agreement, the Second A&R NSS Waiver Agreement and the Second A&R SDS Waiver Agreement, and in order to preserve the Company’s status as a real estate investment trust for United States federal income tax purposes, the Board adopted resolutions pursuant to Section 5.7(ii)(h) of the Company’s charter on March 7, 2025 decreasing the Aggregate Share Ownership Limit (as defined in the Company’s charter) to 8.025% in value of the aggregate of the outstanding shares of stock of the Company and 8.025% (in value or in number of shares, whichever is more restrictive) of any class or series of stock of the Company. On March 13, 2025, the Company filed with the State Department of Assessments and Taxation of Maryland a Certificate of Notice reflecting the decrease in the Aggregate Share Ownership Limit described above with immediate effect (the “Certificate of Notice”).

The foregoing summary of the A&R Bellevue Waiver Agreement, the Second A&R NSS Waiver Agreement and the Second A&R SDS Waiver Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the A&R Bellevue Waiver, the Second A&R NSS Waiver and the Second A&R SDS Waiver filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the decrease of the Aggregate Share Ownership Limit and the related Certificate of Notice is incorporated by reference into this Item 3.03.

The summary of the material terms of the Certificate of Notice described above does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Notice which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
4.1	Certificate of Notice of Global Net Lease, Inc., dated March 13, 2025.
10.1	Amended and Restated Ownership Limit Waiver Agreement, dated March 13, 2025, by and between Global Net Lease, Inc. and Bellevue Capital Partners, LLC on its own behalf and on behalf of Global Net Lease Special Limited Partnership, LLC, AR Capital Global Holdings, LLC, AR Global Investments, LLC, American Realty Capital Global II Special LP, LLC, AR Capital LLC, Metropolitan Wealth Management, LLC and MWM PIC, LLC.
10.2	Second Amended and Restated Ownership Limit Waiver Agreement, dated March 13, 2025, by and between Global Net Lease, Inc. and Nicholas S. Schorsch, certain related trusts, and MWM Series, LLC.
10.3	Second Amended and Restated Ownership Limit Waiver Agreement, dated March 13, 2025, by and between Global Net Lease, Inc. and Shelley D. Schorsch and certain related trusts.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: March 13, 2025	By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	Chief Executive Officer and President (Principal Executive Officer)